EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Universal Detection Technology (the "Registrant") on Form 10-Q for the period ending March 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jacques Tizabi, Principal Executive Officer and Acting Principal Financial Officer and Principal Accounting Officer of the Registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: December 7, 2010	/s/ Jacques Tizabi
Jacques Tizabi Principal Executive Officer and Acting Principal Financial Officer and Principal Accounting Officer